UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2014

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Blvd, Suite 200, Glastonbury, CT 06033

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On September 18, 2014, United Financial Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as underwriter, to issue and sell $75 million aggregate principal amount of its 5.75% Subordinated Notes due October 1, 2024 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $73.8 million, after deducting underwriting discounts and commissions of 1.25%, and estimated expenses that are payable by the Company. The Offering is expected to close on or about September 23, 2014, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Underwriting Agreement. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement and the transaction contemplated thereby is qualified in its entirety by reference to such exhibit.

The Notes have been offered pursuant to a prospectus supplement, dated September 18, 2014, to the prospectus dated August 29, 2014 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-198466) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Notes will be issued pursuant to a subordinated debt securities indenture, to be dated as of September 23, 2014 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of September 23, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes accrue interest at a fixed rate per annum equal to 5.75%. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2015, to the person in whose name such Note is registered at the close of business on the preceding March 15 or September 15, as the case may be. The Notes mature on October 1, 2024.

The Notes will be unsecured and will be subordinated and will rank equally with all of the Company’s future subordinated indebtedness. The Notes will be subordinated in right of payment to the Company’s existing and future senior indebtedness (as defined in the Indenture).

The Company may not redeem the Notes prior to maturity, except on the occurrence of certain special events described in the Indenture, and there is no sinking fund.

The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of Base Indenture, the form of Supplemental Indenture and the form of Notes, respectively, copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. In connection with the issuance of the Notes, Hinckley, Allen & Snyder LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 8.01	Other Events

On September 18, 2014, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 18, 2014, among United Financial Bancorp, Inc., United Bank and Sandler O’Neill + Partners, L.P.

4.1	Form of Subordinated Debt Securities Indenture, to be dated as of September 23, 2014, between United Financial Bancorp, Inc. and Wilmington Trust, National Association, as Trustee.

4.2	Form of First Supplemental Indenture, to be dated as of September 23, 2014, between United Financial Bancorp, Inc. and Wilmington Trust, National Association, as Trustee.

4.3.	Form of Global Note to represent the 5.75% Subordinated Notes due October 1, 2024 of the Company (included in Exhibit 4.2).

5.1	Opinion of Hinckley, Allen & Snyder LLP

23.1	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5.1)

99.1	Press Release dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2014	UNITED FINANCIAL BANCORP, INC.
(Registrant)

	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President/Chief Financial Officer